RBC FUNDS TRUST


Annual Exhibit to Item 77O


Transactions Effected Pursuant to Rule 10f-3


RBC FUNDS TRUST:
Pursuant to Rule 10f-3, the following constitutes the required report of securities that were purchased from syndicates in which an affiliated broker-dealer was a participant for the period October 1, 2016 through March
31, 2017 in accordance with the Trust's Rule 10f-3
Procedures.


RBC Short Duration Fixed Income Fund


ISSUER: Roper Technologies Inc.
Trade Date: 12/08/16
Part of a registered public offering
Selling Broker: BofA Merrill Lynch, J.P. Morgan, Wells
Fargo Securities
Affiliated Underwriter: RBC Capital Markets
Syndicate Members: BofA Merrill Lynch; J.P. Morgan; Wells
Fargo Securities; Mizuho Securities; MUFG; SunTrust
Robinson Humphrey, Inc.; TD Securities; PNC Capital Markets
LLC; BB&T Capital Markets; Regions Securities LLC; RBC
Capital Markets
Amount Purchased:  $99,843
Purchase Price: $99.843/share
% of Issue: 0.02%

ISSUER: General Motors Financial
Trade Date: 1/11/17
Part of Registered Public Offering
Selling Broker: Deutsche Bank Securities
Affiliated Underwriter: RBC Capital Markets
Syndicate Members: Deutsche Bank Securities; Goldman, Sachs
& Co.; Credit Agricole CIB; Scotiabank; Wells Fargo
Securities; CIBC Capital Markets; NatWest Markets; US
Bancorp; Loop Capital Markets; Mischler Financial Group,
Inc.; RBC Capital Markets
Amount Purchased:  $100,000
Purchase Price: $99.868/share
% of Issue: 0.008%

ISSUER: Computer Sciences Inc. (Everett Spinco Inc.)
Trade Date: 03/13/17
Part of Eligible Rule 144A Offering
Selling Broker: BofA Merrill Lynch
Affiliated Underwriter: RBC Capital Markets
Syndicate Members: BofA Merrill Lynch; MUFG; Lloyds
Securities; Mizuho Securities; Goldman, Sachs & Co.; RBC
Capital Markets
Amount Purchased:  $200,000
Purchase Price: $99.69/share
% of Issue: 0.04%


RBC Ultra-Short Fixed Income Fund


ISSUER: Caterpillar Financial Services Corporation
Trade Date: 1/05/17
Part of Registered Public Offering
Selling Broker: Barclays Capital Inc.
Affiliated Underwriter: RBC Capital Markets
Syndicate Members: Barclays Capital Inc.; J.P. Morgan
Securities LLC; MUFG Securities Americas Inc.; ANZ
Securities, Inc.; BNP Paribas Securities Corp.; Commerz
Markets LLC; Deutsche Bank Securities Inc.; HSBC Securities
(USA) Inc.; ING Financial Markets LLC; Itau BBA USA
Securities, Inc.; KBC Securities USA, Inc.; Lloyds
Securities Inc.; Mizuho Securities USA Inc.; Scotia Capital
(USA) Inc.; Standard Chartered Bank; TD Securities (USA)
LLC; Wells Fargo Securities, LLC; RBC Capital Markets
Amount Purchased:  $100,000
Purchase Price: $99.89/share
% of Issue: 0.01%

ISSUER: Computer Sciences Corp (Everett Spinco Inc.)
Trade Date: 03/13/17
Part of Eligible Rule 144A Offering
Selling Broker: BofA Merrill Lynch
Affiliated Underwriter: RBC Capital Markets
Syndicate Members: BofA Merrill Lynch; MUFG; Lloyds
Securities; Mizuho Securities; Goldman, Sachs & Co.; RBC
Capital Markets
Amount Purchased:  $200,000
Purchase Price: $99.69/share
% of Issue: 0.04%